Dear Stockholder:

     We cordially invite you to attend our 1998 Annual Meeting, which will be held on Thursday, January 14, 1999, at 10:00 a.m. at the First Cash, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas, 76011. At this meeting you will be asked to act upon the proposals as contained herein.

     Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy
Statement, which contains detailed information about these proposals.

     Your vote is important, and accordingly, we urge you to complete, sign, date and return your Proxy card promptly in the enclosed postage paid envelope. The fact that you have returned your Proxy in advance will in no way affect your right to vote in person should you attend the meeting. However, by signing and returning the Proxy, you have assured representation of your shares.

     We hope that you will be able to join us on January 14.

                                  Very truly yours,


                                  /S/ RICK POWELL

                                  Rick Powell
                                  Chairman of the Board and
                                  Chief Executive Officer



















                                                          Preliminary Proxy


                               First Cash, Inc.
                    690 East Lamar Boulevard, Suite 400
                           Arlington, Texas 76011
                           ----------------------


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held January 14, 1999
                        ---------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of First Cash, Inc. (the "Company") will be held at the First Cash, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., Dallas/Fort Worth time, on Thursday, January 14, 1999, for the following purposes:

     1.  To elect one director;

     2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the five months ending December 31, 1998 and for the year ending December 31, 1999;

     3. To consider and act upon the proposed name change of the Company from "First Cash, Inc." to "First Cash Financial Services, Inc.";

     4.  To consider and act upon the proposed 1999 Stock Option Plan; and

     5. To transact such other business as may properly come before the meeting.

     Common stockholders of record at the close of business on December 1, 1998 will be entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors,

                                       /s/ RICK L. WESSEL

Arlington, Texas                       Rick L. Wessel
December 8, 1998                       President, Chief Financial Officer,
                                       Secretary and Treasurer















                              First Cash, Inc.
                   690 East Lamar Boulevard, Suite 400
                          Arlington, Texas 76011
                          ----------------------

                             PROXY STATEMENT
                     Annual Meeting of Stockholders
                     ------------------------------

     This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of First Cash, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the First Cash corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., on Thursday, January 14, 1999, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about December 8, 1998.

     The close of business on December 1, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 8,568,346 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on all questions requiring a stockholder vote at the Annual Meeting. A plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval of Item 1 as set forth in the accompanying Notice. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Items 2, 3 and 4 as set forth in the accompanying Notice. Stockholders may not cumulate their votes in the election of directors. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote.

     All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) TO ELECT ONE DIRECTOR (ii) TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FIVE MONTHS ENDING DECEMBER 31, 1998 AND FOR THE YEAR ENDING DECEMBER 31, 1999; (iii) FOR THE PROPOSED NAME CHANGE OF THE COMPANY FROM "FIRST CASH, INC." TO "FIRST CASH FINANCIAL SERVICES, INC."; (iv) FOR THE PROPOSED 1999 STOCK OPTION PLAN; AND (v) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting.

                                ANNUAL REPORT
                                -------------

     The Annual Report to Stockholders, covering the fiscal year of the Company, dated July 31, 1998, including audited financial statements, is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for solicitation of proxies.

     The Company will provide, without charge, a copy of its Annual Report on Form 10-K upon written request to Rick L. Wessel, the President, Chief Financial Officer, Secretary and Treasurer at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011. The Company will provide exhibits to its Annual Report on Form 10-K, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.


                                   ITEM 1
                                   ------
                           TO ELECT ONE DIRECTOR
                           ---------------------

     The Bylaws of the Company provide that the Board of Directors will determine the number of directors, but shall consist of at least one director and no more than 15 directors. The stockholders of the Company elect the directors. At each annual meeting of stockholders of the Company, successors of the class of directors whose term expires at the annual meeting will be elected for a three-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. The stockholders will elect one director for the coming year; such nominee presently serves as a director of the Company and will be appointed for a term of three years.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed herein. Although the Board of Directors of the Company does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors.

     The Board of Directors of the Company consists of four directors divided into three classes. At each annual meeting of stockholders, one class is elected to hold office for a term of three years. Directors serving until the earlier of (i) resignation or (ii) expiration of their terms at the annual meeting of stockholders in the years indicated are as follows: 1998 - Mr. Powell; and 1999 - Messrs. Wessel, Burke and Love. All officers serve at the discretion of the Board of Directors. No family relationships exist between any director and executive officer. The Director standing for election, Phillip E. Powell, has served as director since March 1990, served as president from March 1990 until May 1992, and has served as chief executive officer since May 1992. Mr. Powell has been engaged in the financial services business for over 16 years.

Directors Not Standing For Election
-----------------------------------

     Rick L. Wessel has been associated with the Company since February 1992, has served as chief financial officer, secretary and treasurer of the Company since May 1992, has served as a director since November 1992, and has served as president since May 1998. Prior to February 1992, Mr. Wessel was employed by Price Waterhouse LLP for approximately nine years. Mr. Wessel is a certified public accountant licensed in Texas.

     Richard T. Burke has served as a director of the Company since December 1993. Mr. Burke is the founder and former chief executive officer and chairman, from 1974 to 1988, of United HealthCare Corporation. Mr. Burke remains a director of United HealthCare Corporation, a company engaged in the managed health care industry. From 1977 to 1987, Mr. Burke also served as chief executive officer of Physicians Health Plan of Minnesota (now MEDICA), the largest client of United HealthCare Corporation. Until recently, Mr. Burke also served as a director and vice chairman of the board of directors of Education Alternatives, Inc., a company engaged in the business of providing school management services and products to public schools. The securities of United HealthCare Corporation and Education Alternatives, Inc. are registered pursuant to the Exchange Act. Mr. Burke is owner and chief executive officer of the Phoenix Coyotes, a professional sports franchise of the National Hockey League.

     Joe R. Love has served as a director of the Company since December 1991. Mr. Love has served as chairman and chief executive officer of CCDC, Inc. (formerly Partridge Capital Corporation), a venture capital and real estate firm, since October 1976. Since July 1981, Mr. Love has served on the board of directors of PHYMED, INC., (formerly Sooner Energy Corporation), a company engaged in owning imagining and radiology centers. Mr. Love has served as a director of Western Country Clubs, Inc., a public company involved in the entertainment and restaurant industry, since October 1996.

Board of Directors, Committees and Meetings
-------------------------------------------

     The Board of Directors held nine meetings during fiscal 1998. Each director attended 100% of the Board meetings during fiscal 1998. The Audit and Compensation Committees consist of Richard T. Burke and Joe R. Love. The Audit Committee held two meetings during fiscal 1998 and the Compensation Committee held three meetings during fiscal 1998.

     Audit Committee. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the selection and engagement of the Company's independent auditors and reviews the scope of the annual audit, audit fees, and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls, procedures for preparation of financial statements, scope of the audit, the audit plan and the independence of such accountants.

     Compensation Committee. The Compensation Committee approves the standards for salary ranges for executive, managerial and technical personnel of the Company and establishes, subject to existing employment contracts, the specific compensation and bonus plan of all corporate officers. In addition, the Compensation Committee oversees the Company's stock option plan.

     The Company has no nominating committee or any committee serving a similar function.


Directors' Fees
---------------

     For the year ended July 31, 1998, the outside directors received no compensation for attending meetings of the Board of Directors or any committee thereof. The directors are reimbursed for their reasonable expenses incurred for each Board and committee meeting attended. See "Compensation - Stock Options and Warrants" and "- Certain Transactions" for a discussion of options and warrants issued to directors since August 1, 1997.

Reports
-------

     To the best knowledge of the Company, all reports as required under Section 16(a) of the Exchange Act were filed on a timely basis during the fiscal year ended July 31, 1998, with the exception of a purchase of Mr. Burke's wife of 10,000 shares of common stock of the Company in April 1998, which was reported on Form 5 in September 1998.

Board Committees; Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------------------------

     The Board of Directors has two standing committees. The Compensation Committee reviews compensation paid to management and recommends to the Board of Directors appropriate executive compensation. The Audit Committee reviews internal controls, recommends to the Board of Directors engagement of the Company's independent certified public accountants, reviews with such accountants the plan for and results of their examination of the consolidated financial statements, and determines the independence of such accountants. Messrs. Burke and Love serve as members of each of these committees.

     THE BOARD HAS NOMINATED THE ABOVE-REFERENCED DIRECTOR FOR ELECTION BY THE STOCKHOLDERS AND RECOMMENDS A VOTE FOR SUCH ELECTION. THE ELECTION OF THIS DIRECTOR REQUIRES A PLURALITY OF THE VOTES OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.


                                   ITEM 2

  RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE
        COMPANY FOR THE FIVE MONTHS ENDING DECEMBER 31, 1998 AND FOR
                      THE YEAR ENDING DECEMBER 31, 1999
                      ---------------------------------

     The Board of Directors and the Audit Committee of the Board have approved engagement of Deloitte & Touche LLP as independent auditors for the five months ending December 31, 1998 and for the year ending December 31, 1999 consolidated financial statements. The Board of Directors wishes to obtain from the stockholders a ratification of the Board's action in appointing Deloitte & Touche LLP as independent auditors of the Company for the five months ending December 31, 1998 and for the year ending December 31, 1999. Both the Audit Committee of the Board of Directors and the Board itself has approved the engagement of Deloitte & Touche LLP for audit services.

     In the event the appointment of Deloitte & Touche LLP as independent auditors for the five months ending December 31, 1998 and for the year ending December 31, 1999 is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the five months ending December 31, 1998, it is contemplated that the appointment for the five months ending December 31, 1998 will be permitted to stand unless the Board finds other good reason for making a change.

     Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

     THE BOARD HAS RECOMMENDED THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.


                                   ITEM 3

TO CONSIDER AND ACT UPON THE PROPOSED NAME CHANGE OF THE COMPANY FROM "FIRST
           CASH, INC." TO "FIRST CASH FINANCIAL SERVICES, INC."
           ----------------------------------------------------

     The Board of Directors believes that it is in the best interest of the Company to change the name of the Company from "First Cash, Inc." to "First Cash Financial Services, Inc." The Board believes this name change will more closely align the Company's name with its recent change in corporate stategy to diversify the Company's operations within the consumer financial services industry.

     During Fiscal 1998 the Company expanded its operations into the check cashing industry with its acquisition of eleven check cashing stores in California and Washington and a software company, located in California, which provides computer hardware and software to third party check cashing operators throughout the continental United States, as well as ongoing technical support. Therefore, this acquisition combined with its pawn store operations prompted the change in the Company's name to demonstrate the Company's commitment to diversification within the consumer financial services industry.

     In connection with Company's name change, the Company will also change its stock symbol used on the Nasdaq Stock Market from "PAWN" to "FCFS". In addition, the Company will change its year-end from July 31 to December 31. The above symbol change will more accurately reflect the Company's name change. The change in year-end will enable the stock market to more accurately and easily analyze the Company and compare it to its competitors.

     THE BOARD HAS APPROVED THE ABOVE NAME CHANGE OF THE COMPANY FROM "FIRST CASH, INC." TO "FIRST CASH FINANCIAL SERVICES, INC." AND RECOMMENDS A VOTE FOR SUCH PROPOSAL. SUCH AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.


                                    ITEM 4

                    ADOPTION OF THE 1999 STOCK OPTION PLAN
                    --------------------------------------

     The Board of Directors adopted the 1999 Stock Option Plan ("Plan") in November 1998, subject to approval of the stockholders. If approved by the stockholders, the Plan will allow stock option grants, performance stock awards, restricted stock awards, and stock appreciation rights ("SAR") as determined by the Compensation Committee. The Board has reserved 1,200,000 shares of Common Stock for issuance pursuant to the Plan. The purpose of the Plan is to foster and promote the financial success of the Company and increase stockholder value by enabling eligible key employees and others to participate in the long-term growth and financial success of the Company. A summary of the Plan is set forth below, and the full text of the Plan is attached hereto as Exhibit "A".

     Eligibility. The Plan is open to key employees, officers, directors and consultants of the Company and its affiliates ("Eligible Persons").

     Transferability.  The grants are not transferable.

     Changes in the Company's Capital Structure. The Plan will not affect the right of the Company to authorize adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure. In the event of an adjustment, recapitalization or reorganization, the award shall be adjusted accordingly. In the event of a merger, consolidation, or liquidation, the Eligible Person will be eligible to receive a like number of shares of stock in the new entity he would have been entitled to if immediately prior to the merger he had exercised his option. The Board may waive any limitations imposed under the Plan so that all options are immediately exercisable. All outstanding options may be canceled by the Board upon written notice to the Eligible Person and by granting a period in which the options may be exercised.

     Options and SARs. The Company may grant incentive or nonqualified stock options.

          Option price. The exercise price of incentive options shall not be less than the greater of (i) 100% of fair market value on the date of grant, or
(ii) the aggregate par value of the shares of stock on the date of grant. The Compensation Committee, at its option, may provide for a price greater than 100% of fair market value. The price for 10% or more stockholders shall be not less than 110% of fair market value.

          Duration. No option or SAR may be exercisable after the period of 10 years. In the case of a 10% or more stockholder, no incentive option may be exercisable after the expiration of five years.

          Amount exercisable-incentive options. No option may be exercisable within six months from its date of grant. In the event an Eligible Person exercises incentive options during the calendar year whose aggregate fair market value exceeds $100,000, the exercise of options over $100,000 will be considered non qualified stock options.

          Exercise of Options. Options may be exercised by written notice to the Compensation Committee with:

            (i) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares;

            (ii)  stock at its fair market value on the date of exercise;

            (iii) an election to make a cashless exercise through a registered broker-dealer, if approved in advance by the Compensation Committee;

            (iv) an election to have shares of stock, which otherwise would be issued on exercise, withheld in payment of the exercise price, if approved in advance by the Compensation Committee; and/or

            (v) any other form of payment which is acceptable to the Compensation Committee including without limitation, payment in the form of a promissory note, and specifying the address to which the certificates for the shares are to be mailed.

     SARs. SARs may, at the discretion of the Compensation Committee, be included in each option granted under the Plan to permit the Eligible Person to surrender that option, or a portion of the part which is then exercisable, and receive in exchange an amount equal to the excess of the fair market value of the stock covered by the option, over the aggregate exercise price of the stock. The payment may be made in shares of stock valued at fair market value, in cash, or partly in cash and partly in shares of stock as the Compensation Committee determines. SARs may be exercised only when the fair market value of the stock covered by the option surrendered exceeds the exercise price of the stock. In the event of a surrender of an option, or a portion of it, to exercise the SARs, the shares represented by the option or that part of it which is surrendered, shall not be available for reissuance under the Plan. Each SAR issued in tandem with an option (a) will expire not later than the expiration of the underlying option, (b) may be for no more than 100% of the difference between the exercise price of the underlying option and the fair market value of share of stock at the time the SAR is exercised, (c) is transferable only when the underlying option is transferable, and under the same conditions, and (d) may be exercised only when the underlying option is eligible to be exercised.

     Termination of Options or SARs. Unless expressly provided in the option or SAR agreement, options or SARs shall terminate one day less than three months after an employee's severance of employment with the Company other than by death, disability or retirement.

          Death. Unless the option or SAR expires sooner, the option or SAR will expire one year after the death of the Eligible Person.

          Disability. Unless the option or SAR expires sooner, the option or SAR will expire one day less than one year after the disability of the Eligible Person.

          Retirement. Unless it is expressly provided otherwise in the option agreement, if before the expiration of an incentive option, if the employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the incentive option shall terminate on the earlier of the option's expiration date or one day less than one year after his retirement; provided, if an incentive option is not exercised within specified time limits prescribed by the Internal Revenue Code (the "Code"), it will become a nonqualified option by operation of law. Unless it is expressly provided otherwise in the option agreement, if before the expiration of a nonqualified option, the employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the nonqualified option shall terminate on the earlier of the nonqualified option's expiration date or one day less than one year after his retirement. In the event of retirement, the employee shall have the right prior to the termination of the nonqualified option to exercise the nonqualified option, to the extent to which he was entitled to exercise it immediately prior to his retirement, unless it is expressly provided otherwise in the option agreement. Upon retirement, a SAR shall continue to be exercisable for the remainder of the term of the SAR agreement.

     Reload Options. The Board or Compensation Committee shall have the authority (but not an obligation) to include as part of any option agreement a provision entitling the eligible person to a further option (a "Reload Option") in the event the eligible person exercises the option in accordance with the Plan and the terms and conditions of the option agreement. Any such Reload Option (a) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such option, (b) shall have an expiration date which is the greater of (i) the same expiration date of the option the exercise of which gave rise to such Reload Option, or (ii) one year from the date of grant of the Reload Option, and (c) shall have an exercise price which is equal to one hundred percent (100%) of the fair market value of the stock subject to the Reload Option on the date of exercise of the original option. Notwithstanding the foregoing, a Reload Option which is an incentive option and which is granted to a 10% Stockholder, shall have an exercise price which is equal to one hundred ten percent (110%) of the fair market value of the stock subject to the Reload Option on the date of exercise of the original option and shall have a term which is no longer than five (5) years.

     Restricted Stock Awards. The Compensation Committee may issue shares of stock to an eligible person subject to the terms of a restricted stock agreement. The restricted stock may be issued for no payment by the eligible person or for payment below the fair market value on the date of grant. Restricted stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the restricted stock agreement. The Compensation Committee shall determine the period of vesting, the number of shares, the price, if any, of stock included in a restricted stock award, and the other terms and provisions which are included in a restricted stock agreement.

     Award of Performance Stock. The Compensation Committee may award shares of stock, without any payment for such shares, to designated eligible persons if specified performance goals established by the Compensation Committee are satisfied. The terms and provision herein relating to these performance-based awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific performance stock award shall be made by the Compensation Committee in writing prior to the beginning of the period for which the performance is measured (or within such period as permitted by IRS regulations).

     Amendment or Termination of the Plan. The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment that would (a) materially increase the number of shares of stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's stockholders; provided further, however, that to the extent required to maintain the status of any incentive option under the Code, no amendment that would (a) change the aggregate number of shares of stock which may be issued under incentive options, (b) change the class of employees eligible to receive incentive options, or (c) decrease the option price for incentive options below the fair market value of the stock at the time it is granted, shall be made without the approval of the stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding incentive option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any incentive option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

     THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION OF THE PLAN AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED PLAN. SUCH ADOPTION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                              EXECUTIVE OFFICERS
                              ------------------

     The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve.

     Name                   Age      Position
     ----                   ---      --------
     Phillip E. Powell       48      Chairman of the Board and
                                      Chief Executive Officer
     Rick L. Wessel          40      President, Chief Financial Officer,
                                      Secretary, Treasurer and Director
     J. Alan Barron          38      President - Pawn Operations
     Blake Miraglia          31      President - Check Cashing Operations
     Scott Williamson        40      Senior Vice President

     J. Alan Barron joined the Company in January 1994 as its chief operating officer. Mr. Barron served as the chief operating officer from January 1994 to May 1998 and has served as the president of pawn operations since May 1998. Prior to joining the Company, Mr. Barron spent two years as chief financial officer for a nine-store privately held pawnshop chain. Prior to his employment as chief financial officer of this privately held pawnshop chain, Mr. Barron spent five years in the Fort Worth office of Price Waterhouse LLP. Mr. Barron is a certified public accountant licensed in Texas.

     Blake Miraglia joined the Company in June 1998 as the president of check cashing operations. Prior to joining the Company, Mr. Miraglia was the president of Miraglia, Inc., or its predecessors, from 1990 to May 1998. Miraglia, Inc. owns and operates Answers, etc., a company based in California that provides computer hardware and software for third-party operators of check cashing stores. Miraglia, Inc. also owns and operates Cash & Go, a chain of check cashing stores in California and Washington. The Company acquired Miraglia, Inc. in June 1998.

     Scott Williamson joined the Company in January 1994 as its corporate controller and in October 1994 was elected to senior vice president. Prior to joining the Company, Mr. Williamson served as the director of internal audit for the Dallas office of the Federal Deposit Insurance Corporation where he was employed since 1989. From 1985 to 1989, Mr. Williamson served as vice president and corporate audit department manager for Bright Banc Savings Association of Dallas. Mr. Williamson also spent a total of five years in public accounting firms, including two years with Ernst & Young. Mr. Williamson is a certified public accountant licensed in Texas and Oklahoma.

     Biographical information with respect to Messrs. Powell and Wessel was previously provided under Item 1.

                              STOCK OWNERSHIP
                              ---------------

     The table below sets forth information to the best of the Company's knowledge with respect to the total number of shares of the Company's Common Stock beneficially owned by each person known to the Company to beneficially own more than 5% of its Common Stock, each director, each named executive officer, and the total number of shares of the Company's Common Stock beneficially owned by all directors and officers as a group, as reported by each such person, as of November 30, 1998. On that date, there were 8,138,346 shares of voting Common Stock issued and outstanding.

                                      Shares Beneficially
          Officers, Directors              Owned (2)
         and 5% Stockholders (1)       Number     Percent
         -----------------------       ------     -------
         Richard T. Burke (3)       1,595,000      19.36%
         Wasatch Advisors, Inc.     1,097,550      13.49
         Phillip E. Powell (4)      1,024,255      11.56
         Joe R. Love (5)              570,000       6.80
         CCDC, Inc. (6)               570,000       6.80
         Rick L. Wessel (7)           514,294       6.13
         J. Alan Barron (8)           419,973       5.02
         Blake Miraglia (9)           359,305       4.40
         Scott Williamson (10)        288,668       3.49
         All officers and directors
           as a group (7 persons)   4,771,495      48.52

(1) The addresses of the persons shown in the table above who are directors or 5% stockholders are as follows: (i) Wasatch Advisors, Inc., 68 South Main, Salt Lake City, UT 84101; and (ii) all other persons and/or entities listed, 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011.
(2) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his name, subject to community property laws where applicable. Beneficial ownership includes both outstanding shares of Common Stock and shares of Common Stock such person has the right to acquire within 60 days of November 30, 1998, upon exercise of outstanding warrants and options.
(3) Includes a warrant to purchase 100,000 shares at a price of $8.00 per share to expire in February 2003, and 10,000 shares of Common Stock owned by Mr. Burke's wife, which Mr. Burke disclaims beneficial ownership.
(4) Includes a warrant to purchase 200,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 100,000 shares at a price of $12.00 per share to expire in September 2003, a warrant to purchase 60,000 shares at a price of $8.00 per share to expire in February 2003, a warrant to purchase 225,000 shares at a price of $4.625 per share to expire in January 2001, a stock option to purchase 35,000 shares at a price of $4.625 per share to expire in November 1999, and a stock option to purchase 100,000 shares at a price of $4.625 per share to expire in January 2001.
(5) Includes a warrant to purchase 100,000 shares at a price of $8.00 per share to expire in February 2003, a warrant to purchase 25,000 shares at a price of $12.00 per share to expire in September 2003, a warrant to purchase 125,000 shares at a price of $4.625 per share to expire in January 2001, and 320,000 shares of common stock all of which are beneficially owned by affiliates of Mr. Love.
(6) Includes a warrant to purchase 100,000 shares at a price of $8.00 per share to expire in February 2003, a warrant to purchase 25,000 shares at a price of $12.00 per share to expire in September 2003, and a warrant to purchase 125,000 shares at a price of $4.625 per share to expire in January 2001 all of which are beneficially owned by affiliates of Mr. Love.
(7) Includes a warrant to purchase 150,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 40,000 shares at a price of $12.00 per share to expire in September 2003, a warrant to purchase 50,000 shares at a price of $8.00 per share to expire in February 2003, and a stock option to purchase 10,000 shares at a price of $4.625 per share to expire in November 1999.
(8) Includes a warrant to purchase 150,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 25,000 shares at a price of $12.00 per share to expire in September 2003, a warrant to purchase 40,000 shares at a price of $8.00 per share to expire in February 2003, and a stock option to purchase 5,000 shares at a price of $4.625 per share to expire in November 1999.
(9) Includes a warrant to purchase 25,000 shares at a price of $12.00 per share to expire in September 2003.
(10) Includes a warrant to purchase 75,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 25,000 shares at a price of $12.00 per share to expire in September 2003, a warrant to purchase 30,000 shares at a price of $8.00 per share to expire in February 2003.


                                COMPENSATION
                                ------------

Executive Compensation
----------------------

     The following table sets forth compensation with respect to the chief executive officer and other executive officers of the Company who received total annual salary and bonus for the fiscal year ended July 31, 1998 in excess of $100,000:

                         Summary Compensation Table
                         --------------------------
                                                       Long-Term
                            Annual compensation  Compensation - Awards
                            -------------------  ---------------------
                                                 Securities Underlying
Name and Principal  Fiscal                             Options/          All Other
    Position         Year    Salary      Bonus        Warrants(1)     Compensation(2)
    --------         ----    ------      -----        -----------     ---------------
Phillip E. Powell
  Chairman of the    1998   $235,000    $ 75,000         60,000              -
  Board and Chief    1997    185,000     102,200              -              -
  Executive Officer  1996    175,000      20,000        575,000              -

Rick L. Wessel
  President,         1998   $135,000    $ 50,000         50,000              -
  Chief Financial    1997    100,000      57,200              -              -
  Officer, Secretary 1996     95,000      10,000        255,000              -
  and Treasurer

J. Alan Barron       1998   $130,000    $ 40,000         40,000              -
  President - Pawn   1997    100,000      57,200              -              -
  Operations         1996     95,000      10,000        250,000              -

Blake Miraglia       1998   $ 21,700    $      -              -              -
  President - Check  1997          -           -              -              -
  Cashing Operations 1996          -           -              -              -

Scott Williamson     1998   $ 95,000    $ 25,000         30,000              -
  Senior Vice        1997     85,000      22,200              -              -
  President          1996     80,000       5,000        130,000              -

----------
(1) See "- Employment Agreements" and "- Stock Options and Warrants" for a discussion of the terms of long-term compensation awards.
(2) The aggregate amount of other compensation is less than 10% of such executive officer's annual compensation.

Employment Agreements
---------------------

     Mr. Powell has entered into an employment agreement with the Company through fiscal 2000 which provides for: (i) a fiscal 1998 annual base salary of $235,000; (ii) the right to receive incentive compensation; and (iii) a lump-sum payment equal to the greater of one-year base salary or the remaining base salary that would have been paid in the initial term of employment in the event of constructive termination of employment. This agreement contains provisions, which automatically extend the agreement for one year periods unless earlier terminated.

     Mr. Wessel has a one-year employment agreement with the Company, substantially identical to the employment agreement described above, except that the base salary is $135,000. Mr. Wessel is not entitled to receive incentive compensation. The initial term of this employment agreement expired on July 31, 1994; however, the agreement contains provisions, which automatically extend the agreement for one-year periods unless earlier terminated.

Stock Options and Warrants
--------------------------

     The following table shows stock options and warrant grants made to named executive officers during fiscal 1998:


       Individual Grants of Stock Options and Warrant Grants Made in Fiscal 1998
       -------------------------------------------------------------------------
                                                                                 Potential Realizable
                        Percentage             Percentage                               Value at
                     of Total Options      of Total Warrants                         Assumed Annual
                        Granted to             Granted to                            Rates of Stock
               Options Employees in  Warrants  Employees in  Exercise              Price Appreciation
               Granted    Fiscal     Granted      Fiscal       Price    Expiration   for Option and
    Name       (Shares)    1998      (Shares)      1998     (Per Share)    Date      Warrant Terms(1)
    ----       --------    ----      --------      ----     -----------    ----      ----------------
                                                                                         5%      10%
                                                                                        ---      ---
Phillip E. Powell  -         -        60,000        12%        $8.00   February 2003  $94,200 $244,800
Rick L. Wessel     -         -        50,000        10          8.00   February 2003   78,500  204,000
J. Alan Barron     -         -        40,000         8          8.00   February 2003   62,800  163,200
Blake Miraglia     -         -             -         -             -         -              -        -
Scott Williamson   -         -        30,000         6          8.00   February 2003   47,100  122,400


(1) The actual value, if any, will depend upon the excess of the stock price over the exercise price on the date of exercise, so that there is no assurance the value realized will be at or near the present value.

                               July 31, 1998 Stock Option and Warrant Values
                               ---------------------------------------------

                                        Number of Unexercised           Value of Unexercised
                                      Stock Options and Warrants            In-The-Money
                   Shares                at July 31, 1998            Stock Options and Warrants
                 Acquired on  Value           (Shares)                   July 31 , 1998 (l)
      Name         Exercise  Realized  Exercisable Unexercisable     Exercisable  Unexercisable
      ----         --------  --------  ----------- -------------     -----------  -------------
Phillip E. Powell   200,000  $934,450    670,000(2)      -            $4,027,500        -
Rick L. Wessel      155,000   696,925    260,000(3)      -               821,250        -
J. Alan Barron       50,000   228,150    295,000(4)      -             1,170,000        -
Blake Miraglia            -         -          -         -                     -        -
Scott Williamson     55,000   247,837    160,000(5)      -               663,750        -

(1) Computed based upon the differences between aggregate fair market value and aggregate exercise price.
(2) Includes warrants to purchase 535,000 shares at prices ranging from $4.625 to $15.00 per share and options to purchase 135,000 shares at $4.625 per share.
(3) Includes warrants to purchase 250,000 shares at prices ranging from $4.625 to $15.00 per share and options to purchase 10,000 shares at $4.625 per share.
(4) Includes warrants to purchase 290,000 shares at prices ranging from $4.625 to $15.00 per share and options to purchase 5,000 shares at $4.625 per share.
(5) Includes warrants to purchase 160,000 shares at prices ranging from $4.625 to $15.00 per share.

     Warrants held by other directors: On November 30, 1998, other directors held warrants to purchase 350,000 shares at prices ranging from $4.625 to $12.00 per share, expiring the later of September 2003.

     Warrants and options held by other employees and third parties: On November 30, 1998, other employees and third parties own warrants and options to purchase an aggregate of 483,939 shares at prices ranging from $4.00 to $15.00 per share, expiring the later of September 2003.

     The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans. The Company does not grant any stock appreciation rights.

Certain Transactions
--------------------

     From August 1996 through March 1998, the Company was involved in a management agreement to operate and manage pawnshops for JB Pawn, Inc., a Texas corporation which, up until March 31, 1998, was 100% owned and controlled by Mr. Jon Burke, the brother of Mr. Richard Burke, a director of the Company. Through March 31, 1998, JB Pawn, Inc. owned and provided 100% of the financing for its pawnshops, and incurred all direct costs to operate the pawnshops, including payroll, store operating expenses, cost of inventory, and pawn loans. The Company received a monthly management fee for each store managed, and provided computer support, accounting, auditing, oversight and management of these stores. The Company purchased 100% of the outstanding common stock of JB Pawn, Inc. on April 1, 1998. The Company recorded management fee revenue of $247,000 and $212,000 under this agreement during fiscal 1998 and 1997, respectively.

     In June 1998, in conjunction with the purchase of Miraglia, Inc., the Company entered into lease agreements for one of its check cashing locations, as well as for certain office space located in Concorde, California. These properties are partially owned by Mr. Blake Miraglia, president of check cashing operations. Total lease payments made pursuant to these leases were $20,000 during fiscal 1998, which approximated market rates. In addition, the Company has an outstanding, unsecured note payable due July 5, 2003, bearing interest at 7%, to Mr. Miraglia which amounted to $2,387,000 as of July 31, 1998 including accrued interest.

     During fiscal 1998, Mr. Richard T. Burke (i) cancelled a warrant to purchase 200,000 shares of common stock at an exercise price of $15.00 per share expiring in July 2000, (ii) was issued a warrant to purchase 100,000 shares of common stock at an exercise price of $8.00 per share expiring in February 2003,
(iii) exercised a warrant to purchase 250,000 shares of common stock at an exercise price of $4.00 per share, and (iv) exercised warrants to purchase 150,000 shares of common stock at an exercise price of $4.625 per share. During fiscal 1998, Mr. Joe R. Love (i) cancelled a warrant to purchase 200,000 shares of common stock at an exercise price of $15.00 per share expiring in July 2000,
(ii) was issued a warrant to purchase 100,000 shares of common stock at an exercise price of $8.00 per share expiring in February 2003, (iii) exercised a warrant to purchase 223,000 shares of common stock at an exercise price of $4.00 per share, and (iv) exercised warrants to purchase 5,000 shares of common stock at an exercise price of $4.625 per share.

     In April 1991, the Company adopted a policy prohibiting transactions with its officers, directors or affiliates, unless approved by a majority of the disinterested directors and on terms no less favorable to the Company than could be obtained from an independent third party. The Company believes that all prior related party transactions were on terms as favorable as could be obtained from independent third parties.

Report of the Compensation Committee
------------------------------------

Overview

     The Compensation Committee of the Board of Directors supervises the Company's executive compensation. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

     The Company seeks to provide an overall level of compensation to the Company's executives that are competitive within the pawnshop industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

     In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options and warrants.

Base Salary

     Base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the pawn shop industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance.

Annual Incentive Compensation

     The Compensation Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company's achievement of pre-tax income targets established at the beginning of each fiscal year or other significant corporate objectives. Individual performance is also considered in determining bonuses.

Long-Term Incentive Compensation

     The Company provides long-term incentive compensation through its stock option plan and the issuance of warrants, which is described elsewhere in this proxy statement. The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Chief Executive Officer Compensation

     Mr. Powell was elected to the position of chief executive officer in May 1992. Mr. Powell's salary was increased from $185,000 to $235,000 in fiscal 1998. Mr. Powell received bonus compensation and warrant issuances based upon the overall performance of the Company in fiscal 1998.

     The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is effected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

                                 Compensation Committee:
                                   Richard T. Burke
                                   Joe R. Love


Stock Price Performance Graph
-----------------------------

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the five year period from July 31, 1993 through July 31, 1998, with the cumulative total return on the Nasdaq Composite Index and a peer group index over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the peer group). The peer group selected by the Company includes the Company, Cash America International, Inc., EZCORP, Inc., and U.S. Pawn, Inc.

                       First Cash, Inc.     Peer Group     Nasdaq Composite
                       ----------------     ----------     ----------------
July 31, 1993               100.00            100.00            100.00
July 31, 1994                97.06            123.85            102.91
July 31, 1995                82.35            165.68            144.52
July 31, 1996               111.76            258.46            157.42
July 31, 1997               141.18            242.31            232.29
July 31, 1998               320.59            307.09            274.25

                               OTHER MATTERS
                               -------------

     Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                           COST OF SOLICITATION
                           --------------------

     The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries of the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of pocket expenses.

                           STOCKHOLDER PROPOSALS
                           ---------------------

     Proposals by stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than August 9, 1999.

                                      By Order of the Board of Directors,


                                      /s/ RICK L. WESSEL

Arlington, Texas                      Rick L. Wessel
December 8, 1998                      President, Chief Financial
                                      Officer, Secretary and Treasurer











                                                                     Exhibit A

                    FIRST CASH FINANCIAL SERVICES, INC.
                         1999 STOCK OPTION PLAN
                         ----------------------

                            ARTICLE I - PLAN
                            ----------------

     1.1 Purpose. This Plan is a plan for key employees, officers, directors, and consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

     1.2 Rule 16b-3 Plan. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and therefore the Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, the Board of Directors may amend the Plan from time to time, as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

     1.3 Effective Date of Plan. The Plan shall be effective November 3, 1998 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.

                          ARTICLE II - DEFINITIONS
                          ------------------------

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

     2.1 "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2 "Award" means each of the following granted under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award.

     2.3  "Board of Directors" means the board of directors of the Company.

     2.4 "Change in Control" shall mean and include the following transactions or situations:

          (a) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this definition, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the 1934 Act). For purposes of this definition, the term "Unrelated Person" shall mean and include any Person other than the Company, a wholly-owned subsidiary of the Company, or an employee benefit plan of the Company; provided however, a sale to underwriters in connection with a public offering of the Company's securities pursuant to a firm commitment shall not be a Change of Control.

          (b) A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another.

          (c) A change in the ownership of the Company through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner," directly or indirectly, of securities of the Company representing at least thirty (30%) percent of the combined voting power of the Company's then outstanding securities. For purposes of this definition, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the 1934 Act, provided that any pledge of voting securities is not deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

          (d) Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least fifty (50%) percent of the combined voting power of the surviving corporation's then outstanding securities.

          (e) During any period of two years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          (f) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act, or any successor regulation of similar importance, regardless of whether the Company is subject to such reporting requirement.

     2.5  "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who are both Disinterested Persons and Outside Directors.

     2.7  "Company" means First Cash Financial Services, Inc.

     2.8 "Consultant" means any person, including an advisor, engaged by the Company or Affiliate to render services and who is compensated for such services.

     2.9 "Disinterested Person" means a "disinterested person" as that term is defined in Rule 16b-3 under the 1934 Act.

     2.10 "Eligible Persons" shall mean, with respect to the Plan, those persons who, at the time that an Award is granted, are (i) key personnel, including officers and directors, of the Company or Affiliate, or (ii) Consultants or independent contractors who provide valuable services to the Company or Affiliate as determined by the Committee.

     2.11 "Employee" means a person employed by the Company or any Affiliate to whom an Award is granted.

     2.12 "Fair Market Value" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the Nasdaq National Market System; or (c) if the Stock is not listed on the Nasdaq National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x), the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee in good faith.

     2.13 "Incentive Option" means an option to purchase Stock granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

     2.14 "Nonqualified Option" means an option to purchase Stock granted under this Plan other than an Incentive Option.

     2.15 "Option" means both an Incentive Option and a Nonqualified Option granted under this Plan to purchase shares of Stock.

     2.16 "Option Agreement" means the written agreement by and between the Company and an Eligible Person, which sets out the terms of an Option.

     2.17 "Outside Director" shall mean a member of the Board of Directors serving on the Committee who satisfies Section 162(m) of the Code.

     2.18 "Plan" means the First Cash Financial Services, Inc. 1999 Stock Option Plan, as set out in this document and as it may be amended from time to time.

     2.19  "Plan Year" means the Company's fiscal year.

     2.20 "Performance Stock Award" means an award of shares of Stock to be issued to an Eligible Person if specified predetermined performance goals are satisfied as described in Article VI.

     2.21 "Restricted Stock" means Stock awarded or purchased under a Restricted Stock Agreement entered into pursuant to this Plan, together with (i) all rights, warranties or similar items attached or accruing thereto or represented by the certificate representing the stock and (ii) any stock or securities into which or for which the stock is thereafter converted or exchanged. The terms and conditions of the Restricted Stock Agreement shall be determined by the Committee consistent with the terms of the Plan.

     2.22 "Restricted Stock Agreement" means an agreement between the Company or any Affiliate and the Eligible Person pursuant to which the Eligible Person receives a Restricted Stock Award subject to Article VI.

     2.23  "Restricted Stock Award" means an Award of Restricted Stock.

     2.24 "Restricted Stock Purchase Price" means the purchase price, if any, per share of Restricted Stock subject to an Award. The Committee shall determine the Restricted Stock Purchase Price. It may be greater than or less than the Fair Market Value of the Stock on the date of the Stock Award.

     2.25 "Stock" means the common stock of the Company, $.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

     2.26 "Stock Appreciation Right" and "SAR" means the right to receive the difference between the Fair Market Value of a share of Stock on the grant date and the Fair Market Value of the share of Stock on the exercise date.

     2.27 "10% Stockholder" means an individual who, at the time the Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

                      ARTICLE III - ELIGIBILITY
                      -------------------------

     The individuals who shall be eligible to receive Awards shall be those Eligible Persons of the Company or any of its Affiliates as the Committee shall determine from time to time. However, no member of the Committee shall be eligible to receive any Award or to receive Stock, Options, Stock Appreciation Rights or any Performance Stock Award under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be a Disinterested Person or Outside Director. The Board of Directors of Directors may designate one or more individuals who shall not be eligible to receive any Award under this Plan or under other similar plans of the Company.

             ARTICLE IV - GENERAL PROVISIONS RELATING TO AWARDS
             --------------------------------------------------

     4.1 Authority to Grant Awards. The Committee may grant to those Eligible Persons of the Company or any of its Affiliates, as it shall from time to time determine, Awards under the terms and conditions of this Plan. The Committee shall determine subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Award to be granted to an Eligible Person.

     4.2 Dedicated Shares. The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 1,200,000 shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. In the event that any outstanding Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.

     4.3 Non-transferability. Awards shall not be transferable by the Eligible Person otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Eligible Person's lifetime, only by him. Restricted Stock shall be purchased by and/or become vested under a Restricted Stock Agreement during the Eligible Person's lifetime, only by him. Any attempt to transfer an Award other than under the terms of the Plan and the Agreement shall terminate the Award and all rights of the Eligible Person to that Award.

     4.4 Requirements of Law. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Eligible Person or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option or Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option or pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     4.5  Changes in the Company's Capital Structure.

          (a) The existence of outstanding Options or Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Eligible Person to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

          (b) If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan:

               (i) Subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised;

               (ii) The Board of Directors may waive any limitations set out in or imposed under this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and

               (iii) All outstanding Options may be canceled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Board of Directors may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Board of Directors.

          (c) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Eligible Person shall be entitled to have his Restricted Stock and shares earned under a Performance Stock Award appropriately adjusted based on the manner the Stock was adjusted under the terms of the agreement of merger or consolidation.

          (d) In each situation described in this Section 4.5, the Committee will make similar adjustments, as appropriate, in outstanding Stock Appreciation Rights.

          (e) The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Awards.

     4.6 Election under Section 83(b) of the Code. No Employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Awards issued to him under this Plan.

               ARTICLE V - OPTIONS AND STOCK APPRECIATION RIGHTS
               -------------------------------------------------

     5.1 Type of Option. The Committee shall specify at the time of grant whether a given Option shall constitute an Incentive Option or a Nonqualified Option. Incentive Stock Options may only be granted to Employees.

     5.2 Option Price. The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Incentive Option shall be more than 100% of Fair Market Value. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted. The price at which shares of Stock may be purchased under a Nonqualified Option shall be such price as shall be determined by the Committee in its sole discretion but in no event lower than the par value of the shares of Stock on the date the Option is granted.

     5.3 Duration of Options and SARS. No Option or SAR shall be exercisable after the expiration of ten (10) years from the date the Option or SAR is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

     5.4 Amount Exercisable -- Incentive Options. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding, and further provided that no Option may be exercisable within six (6) months of the date of grant.
To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the portion in excess of $100,000 of the Incentive Option shall be treated as a Nonqualified Option. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

     5.5 Exercise of Options. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:

          (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares,

          (b)  stock at its Fair Market Value on the date of exercise,

          (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee),

          (d) an election to have shares of Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price (if approved in advance by the Committee), and/or

          (e) any other form of payment which is acceptable to the Committee, including without limitation, payment in the form of a promissory note, and specifying the address to which the certificates for the shares are to be mailed.

     As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Person certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Person's name. If shares of Stock are used in payment, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Eligible Person, at the address specified by the Eligible Person.

     Whenever an Option is exercised by exchanging shares of Stock owned by the Eligible Person, the Eligible Person shall deliver to the Company certificates registered in the name of the Eligible Person representing a number of shares of Stock legally and beneficially owned by the Eligible Person, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provides the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

     5.6 Stock Appreciation Rights. All Eligible Persons shall be eligible to receive Stock Appreciation Rights. The Committee shall determine the SAR to be awarded from time to time to any Eligible Person. The grant of a SAR to be awarded from time to time shall neither entitle such person to, nor disqualify such person from, participation in any other grant of awards by the Company, whether under this Plan or any other plan of the Company. If granted as a stand-alone SAR Award, the terms of the Award shall be provided in a Stock Appreciation Rights Agreement.

     5.7 Stock Appreciation Rights in Tandem with Options. Stock Appreciation Rights may, at the discretion of the Committee, be included in each Option granted under the Plan to permit the holder of an Option to surrender that Option, or a portion of the part which is then exercisable, and receive in exchange, upon the conditions and limitations set by the Committee, an amount equal to the excess of the Fair Market Value of the Stock covered by the Option, or the portion of it that was surrendered, determined as of the date of surrender, over the aggregate exercise price of the Stock. The payment may be made in shares of Stock valued at Fair Market Value, in cash, or partly in cash and partly in shares of Stock, as the Committee shall decide in its sole discretion. Stock Appreciation Rights may be exercised only when the Fair Market Value of the Stock covered by the Option surrendered exceeds the exercise price of the Stock. In the event of the surrender of an Option, or a portion of it, to exercise the Stock Appreciation Rights, the shares represented by the Option or that part of it which is surrendered, shall not be available for reissuance under the Plan. Each Stock Appreciation Right issued in tandem with an Option (a) will expire not later than the expiration of the underlying Option, (b) may be for no more than 100% of the difference between the exercise price of the underlying Option and the Fair Market Value of a share of Stock at the time the Stock Appreciation Right is exercised, (c) is transferable only when the underlying Option is transferable, and under the same conditions, and
(d) may be exercised only when the underlying Option is eligible to be exercised.

     5.8 Conditions of Stock Appreciation Rights. All Stock Appreciation Rights shall be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including by way of illustration but not by way of limitation, restrictions on transferability, requirement of continued employment, individual performance, financial performance of the Company or payment of any applicable employment or withholding taxes.

     5.9 Payment of Stock Appreciation Rights. The amount of payment to which the Eligible Person who reserves an SAR shall be entitled upon the exercise of each SAR shall be equal to the amount, if any by which the Fair Market Value of the specified shares of Stock on the exercise date exceeds the Fair Market Value of the specified shares of Stock on the date of grant of the SAR. The SAR shall be paid in either cash or Stock, as determined in the discretion of the Committee as set forth in the SAR agreement. If the payment is in Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of Stock on the exercise date of such SAR.

     5.10 Exercise on Termination of Employment. Unless it is expressly provided otherwise in the Option or SAR agreement, Options and SAR's granted to Employees shall terminate one day less than three months after severance of employment of the Employee from the Company and all Affiliates for any reason, with or without cause, other than death, retirement under the then established rules of the Company, or severance for disability. The Committee shall determine whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee at that time.

     5.11 Death. If, before the expiration of an Option or SAR, the Eligible Person, whether in the employ of the Company or after he has retired or was severed for disability, or otherwise dies, the Option or SAR shall continue until the earlier of the Option's or SAR's expiration date or one year following the date of his death, unless it is expressly provided otherwise in the Option or SAR agreement. After the death of the Eligible Person, his executors, administrators or any persons to whom his Option or SAR may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's or SAR's expiration or termination, whichever is earlier, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the Option or SAR's agreement.

     5.12 Retirement. Unless it is expressly provided otherwise in the Option Agreement, before the expiration of an Incentive Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Incentive Option shall terminate on the earlier of the Option's expiration date or one day less than one year after his retirement; provided, if an Incentive Option is not exercised within specified time limits prescribed by the Code, it will become a Nonqualified Option by operation of law. Unless it is expressly provided otherwise in the Option Agreement, if before the expiration of a Nonqualified Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Nonqualified Option shall terminate on the earlier of the Nonqualified Option's expiration date or one day less than one year after his retirement. In the event of retirement, the Employee shall have the right prior to the termination of the Nonqualified Option to exercise the Nonqualified Option, to the extent to which he was entitled to exercise it immediately prior to his retirement, unless it is expressly provided otherwise in the Option Agreement. Upon retirement, a SAR shall continue to be exercisable for the remainder of the term of the SAR agreement.

     5.13 Disability. If, before the expiration of an Option or SAR, the Employee shall be severed from the employ of the Company for disability, the Option or SAR shall terminate on the earlier of the Option's or SAR's expiration date or one day less than one year after the date he was severed because of disability, unless it is expressly provided otherwise in the Option or SAR agreement. In the event that the Employee shall be severed from the employ of the Company for disability, the Employee shall have the right prior to the termination of the Option or SAR to exercise the Option, to the extent to which he was entitled to exercise it immediately prior to his retirement or severance of employment for disability, unless it is expressly provided otherwise in the Option Agreement.

     5.14 Substitution Options. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

     5.15 Reload Options. Without in any way limiting the authority of the Board of Directors or Committee to make or not to make grants of Options hereunder, the Board of Directors or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Eligible Person to a further Option (a "Reload Option") in the event the Eligible Person exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Reload Option
(a) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (b) shall have an expiration date which is the greater of (i) the same expiration date of the Option the exercise of which gave rise to such Reload Option or (ii) one year from the date of grant of the Reload Option; and (c) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Stock subject to the Reload Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Reload Option which is an Incentive Option and which is granted to a 10% Stockholder, shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Reload Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

     Any such Reload Option may be an Incentive Option or a Nonqualified Option, as the Board of Directors or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Reload Option as an Incentive Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in the Plan and in Section 422(d) of the Code. There shall be no Reload Options on a Reload Option. Any such Reload Option shall be subject to the availability of sufficient shares under Section 4.2 herein and shall be subject to such other terms and conditions as the Board of Directors or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

     5.16 No Rights as Stockholder. No Eligible Person shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.


                    ARTICLE VI - RESTRICTED STOCK AWARDS
                    ------------------------------------

     6.1 Restricted Stock Awards. The Committee may issue shares of Stock to an Eligible Person subject to the terms of a Restricted Stock Agreement. The Restricted Stock may be issued for no payment by the Eligible Person or for a payment below the Fair Market Value on the date of grant. Restricted Stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the Restricted Stock Agreement. The Committee shall determine the period of vesting, the number of shares, the price, if any, of Stock included in a Restricted Stock Award, and the other terms and provisions which are included in a Restricted Stock Agreement.

     6.2 Restrictions. Restricted Stock shall be subject to the terms and conditions as determined by the Committee, including without limitation, any or all of the following:

          (a) a prohibition against the sale, transfer, alienation, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse
(i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

          (b) a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to an Eligible Person, resell back to the Company at his cost, all or a part of such shares in the event of termination of the Eligible Person's employment during any period in which the shares remain subject to restrictions;

          (c) a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its Affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or an Affiliate;

          (d)  unless stated otherwise in the Restricted Stock Agreement,

               (i) if restrictions remain at the time of severance of employment with the Company and all Affiliates, other than for reason of disability or death, the Restricted Stock shall be forfeited; and

               (ii) if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the Eligible Person or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Agreement.

     6.3 Stock Certificate. Shares of Restricted Stock shall be registered in the name of the Eligible Person receiving the Restricted Stock Award and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

          The transferability of this certificate and the shares of Stock represented by it is restricted by and subject to the terms and conditions (including conditions of forfeiture) contained in the First Cash Financial Services, Inc. 1999 Stock Option Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company.

     6.4 Rights as Stockholder. Subject to the terms and conditions of the Plan, each Eligible Person receiving a certificate for Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Restricted Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid with respect to shares of Restricted Stock in cash or property other than Stock in the Company or rights to acquire stock in the Company shall be paid to the Eligible Person currently. Dividends paid in Stock in the Company or rights to acquire Stock in the Company shall be added to and become a part of the Restricted Stock.

     6.5 Lapse of Restrictions. At the end of the time period during which any shares of Restricted Stock are subject to forfeiture and restrictions on sale, transfer, alienation, pledge, or other encumbrance, such shares shall vest and will be delivered in a certificate, free of all restrictions, to the Eligible Person or to the Eligible Person's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. By accepting a Stock Award and executing a Restricted Stock Agreement, the Eligible Person agrees to remit when due any federal and state income and employment taxes required to be withheld.

     6.6 Restriction Period. No Restricted Stock Award may provide for restrictions continuing beyond ten (10) years from the date of grant.


                   ARTICLE VII - PERFORMANCE STOCK AWARDS
                   --------------------------------------

     7.1 Award of Performance Stock. The Committee may award shares of Stock, without any payment for such shares, to designated Eligible Persons if specified performance goals established by the Committee are satisfied. The terms and provisions herein relating to these performance-based awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific Performance Stock Award shall be made by the Committee in writing prior to the beginning of the period for which the performance is measured (or within such period as permitted by IRS regulations). The Committee shall establish the maximum number of shares of Stock to be issued to a designated Employee if the performance goal or goals are met. The Committee reserves the right to make downward adjustments in the maximum amount of an Award if in its discretion unforeseen events make such adjustment appropriate.

     7.2 Performance Goals. Performance goals determined by the Committee may be based on specified increases in cash flow, net profits, Stock price, Company, segment or Affiliate sales, market share, earnings per share, return on assets, and/or return on stockholders' equity.

     7.3 Eligibility. The employees eligible for Performance Stock Awards are the senior officers (i.e., chief executive officer, president, vice presidents, secretary, treasurer, and similar positions) of the Company and its Affiliates, and such other employees of the Company and its Affiliates as may be designated by the Committee.

     7.4 Certificate of Performance. The Committee must certify in writing that a performance goal has been attained prior to issuance of any certificate for a Performance Stock Award to any Employee. If the Committee certifies the entitlement of an Employee to the Performance Stock Award, the certificate will be issued to the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. However, payment may be made in shares of Stock, in cash, or partly in cash and partly in shares of Stock, as the Committee shall decide in its sole discretion. If a cash payment is made in lieu of shares of Stock, the number of shares represented by such payment shall not be available for subsequent issuance under this Plan.

                        ARTICLE VIII - ADMINISTRATION
                        -----------------------------

     The Committee shall administer the Plan.   All questions of interpretation
and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options, which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

          (a) determine the Eligible Persons to whom and the time or times, at which Options or Awards will be made,

          (b) determine the number of shares and the purchase price of Stock covered in each Option or Award, subject to the terms of the Plan,

          (c) determine the terms, provisions and conditions of each Option and Award, which need not be identical,

          (d) accelerate the time at which any outstanding Option or SAR may be exercised, or Restricted Stock Award will vest,

          (e) define the effect, if any, on an Option or Award of the death, disability, retirement, or termination of employment of the Employee,

          (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and

          (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

     The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

               ARTICLE IX - AMENDMENT OR TERMINATION OF PLAN
               ---------------------------------------------

     The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under
Section 16 of the Securities Exchange Act of 1934, as amended, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase the benefits accruing to participants under this Plan, shall be made without the approval of the Company's stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board of Directors shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

                        ARTICLE X - MISCELLANEOUS
                        -------------------------

     10.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Eligible Person under this Plan. All Eligible Persons shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

     10.2 No Employment Obligation. The granting of any Option or Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Eligible Person. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.

     10.3 Forfeiture. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that an Eligible Person, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Eligible Person shall forfeit all outstanding Options and all outstanding Awards, and including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Eligible Person's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

     The decision of the Committee as to the cause of an Employee's discharge, the damage done to the Company or an Affiliate, and the extent of an Eligible Person's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

     10.4 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Eligible Person any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option or SAR, lapse of restrictions on Restricted Stock, or award of Performance Stock. In the alternative, the Company may require the Eligible Person (or other person exercising the Option, SAR or receiving the Stock) to pay the sum directly to the employer corporation. If the Eligible Person (or other person exercising the Option or SAR or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Stock until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or lapse of restrictions is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Eligible Person of the existence of the tax or the amount which the employer corporation will be required to withhold.

     10.5 Written Agreement. Each Option and Award shall be embodied in a written agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Eligible Person and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Eligible Person, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

     10.6 Indemnification of the Committee and the Board of Directors. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

     10.7 Gender. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

     10.8 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

     10.9 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

     10.10 Other Options or Awards. The grant of an Option or Award shall not confer upon the Eligible Person the right to receive any future or other Options or Awards under this Plan, whether or not Options or Awards may be granted to similarly situated Eligible Persons, or the right to receive future Options or Awards upon the same terms or conditions as previously granted.

     10.11 Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Delaware.








REVOCABLE PROXY
                               FIRST CASH, INC.
                       ANNUAL MEETING OF STOCKHOLDERS
                              JANUARY 14, 1999
                              ----------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CASH, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of First Cash, Inc. (the "Company") hereby appoints Rick Powell and Rick L. Wessel the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of First Cash, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of First Cash, Inc. to be held at the First Cash, Inc. corporate offices located at 690 East Lamar Blvd., Suite 400, Arlington, Texas on Thursday, January 14, 1999 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would posses if personally present, for the following purposes. Please indicate for, withhold, against, or abstain with respect to each of the following matters:

                                                     For      Against    Abstain
                                                     ---      -------    -------
1. Election of Mr. Powell as director (the Board
    of Directors recommends a vote FOR)             [   ]      [   ]      [   ]

2. Ratification of the selection of Deloitte &
    Touche LLP as independent auditors of	the
    Company for the five months ending December 31,
    1998 and for the year ending December 31,
    1999 (the Board of Directors recommends a
    vote FOR)                                       [   ]      [   ]      [   ]

3. Approval of the name change of the Company
    from "First Cash, Inc." to "First Cash
    Financial Services, Inc." (the Board of
    Directors recommends a vote FOR)                [   ]      [   ]      [   ]

4. Approval of the 1999 Stock Option Plan (the
    Board of Directors recommends a vote FOR)       [   ]      [   ]      [   ]

5.	Other Matters:
        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


This proxy will be voted for the choice specified. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated December 8, 1998 as well as the Annual Report for the fiscal year ended July 31, 1998.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.




DATED:
      ----------------------------      ----------------------------------------
                                        (Signature)



                                        ----------------------------------------
                                        (Signature if jointly held)



                                        ----------------------------------------
                                        (Printed Name)


                                        Please sign exactly as name appears on
                                        stock certificate(s).  Joint owners
                                        should each sign.  Trustees and others
                                        acting in a representative capacity
                                        should indicate the capacity in which
                                        they sign.